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                                  EXHIBIT INDEX
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EXHIBIT NO.           DESCRIPTION                                                                           PAGE

1.(3)(a)              Form of Distributor Agreement between the Columbus Life Insurance Company, on behalf of Separate Account 1, and Touchstone Securities, Inc.

1.(3)(b)              Specimen of typical agreement(s) between Touchstone Securities, Inc. and dealers, managers, sales supervisors and salesmen

1.(5)(a)              Form of Columbus Life Flexible Premium Variable Universal Life Insurance Policy

1.(5)(b)              Form of Disability Credit Rider

1.(5)(c)              Form of Children's Term Rider

1.(5)(d)              Form of Accidental Death Rider

1.(5)(e)              Form of Accelerated Death Benefit Rider

1.(5)(f)              Form of Insured Insurability Rider

1.(5)(g)              Form of Other Insured Term Rider

1.(6)(a)(i)           Certificate of Incorporation of the Columbus Life Insurance Company

1.(6)(a)(ii)          Certificate of Amendment of Articles of Incorporation of Columbus Life Insurance
                      Company

1.(6)(b)              Code of Regulations of the Columbus Life Insurance Company filed herewith

1.(8)(a) Participation Agreement by and among AIM Variable Insurance Funds, Inc., Columbus Life Insurance Company, on behalf of itself and its separate accounts, and Touchstone Securities, Inc.

1.(8)(b)              Agreement with respect to Trademarks and Fund Names between AIM Management Group
                      Inc. and Columbus Life Insurance Company

1.(8)(c)              Administrative Services Agreement between Columbus Life Insurance Company and AIM
                      Advisors, Inc.

1.(8)(d) Participation Agreement by and among The Alger American Fund, Columbus Life Insurance Company on its own behalf and on behalf of its Separate Account 1 and Fred Alger & Company

1.(8)(e)              Service Agreement between Fred Alger Management, Inc. and Columbus Life Insurance
                      Company

1.(8)(f)              Participation Agreement among MFS Variable Insurance Trust, Columbus Life Insurance
                      Company and Massachusetts Financial Services Company

1.(8)(g)              Participation Agreement among Columbus Life Insurance Company, PIMCO Variable
                      Insurance Trust, and PIMCO Funds Distributors LLC

1.(8)(h)              Services Agreement between Pacific Investment Management Company and Columbus Life
                      Insurance Company

1.(8)(i)              Form of Fund Participation Agreement between Columbus Life Insurance Company and
                      Touchstone Variable Series Trust

1.(10)(a)             Form of Columbus Life Insurance Company Application for Life Insurance

1.(10)(b)             Form of Columbus Life Insurance Company Supplement to Application for Life
                      Insurance to be Completed When Applying for Flexible Premium Variable Universal Life

1.(11)                Description of Issuance, Transfer and Redemption Procedures and Method of Conversion
                      to Fixed Benefit Policies for Columbus Life Flexible Premium Variable Universal Life
                      Insurance Policies Offered by Columbus Life Insurance Company Separate Account 1 of
                      Columbus Life Insurance Company

2                     Opinion and Consent of Counsel

99.(1)                Actuarial Opinion and Consent

99.(2)                Consent of PricewaterhouseCoopers LLP

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